UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

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CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)
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New Jersey	1-550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Amendment of Employment Agreement with Edward L. Lonergan
On September 8, 2014, Chiquita Brands International, Inc. (“Chiquita”) entered into an amendment (the “Amendment”) to the Employment Agreement previously entered into between Chiquita and Mr. Edward L. Lonergan, Chiquita’s Chief Executive Officer, dated October 1, 2012 (the “Employment Agreement”).
The Amendment extends the term of the Employment Agreement through October 8, 2015 and provides there will be no further automatic extensions of the term.
The Amendment also provides that upon the completion of the previously announced transaction with Fyffes plc (the “ChiquitaFyffes Transaction”), Mr. Lonergan’s employment will terminate (without the payment of severance) and he will become the non-executive Chairman of the Board of Directors of ChiquitaFyffes plc, the holding company formed as a result of the ChiquitaFyffes Transaction.  In that capacity, he will receive the same director remuneration provided to non-employee members of the ChiquitaFyffes Board of Directors, along with an annual fee of $100,000 in respect of his service as non-executive Chairman.
Pursuant to the Amendment, Mr. Lonergan’s annual base salary will be $950,000 commencing on October 8, 2014. With respect to Mr. Lonergan's 2014 annual bonus, if the ChiquitaFyffes Transaction or a change in control (as defined in the Employment Agreement) occurs prior to December 31, 2014, Chiquita will be entitled to pay Mr. Lonergan an amount equal to his target bonus (100% of his annual base salary) for the 2014 fiscal year. If the ChiquitaFyffes Transaction or a change in control occurs after December 31, 2014, the 2014 annual bonus will be determined based on actual company performance for 2014 under the 2014 annual bonus plan and will be paid when the 2014 bonuses are paid to other Chiquita senior executives. If the ChiquitaFyffes Transaction or a change in control occurs on or after January 1, 2015 and prior to October 8, 2015, Chiquita will be entitled to pay Mr. Lonergan a pro rata target bonus for the 2015 fiscal year. If the ChiquitaFyffes Transaction or a change in control does not occur on or prior to October 8, 2015, the 2015 annual bonus will be determined based on actual Company performance for 2015 under the annual bonus plan, prorated based on the number of months of employment from January 1, 2015 through October 8, 2015.
The Amendment also provides that Mr. Lonergan will receive a restricted stock unit award with a value of $1,080,000 and time-vesting annually over the three year period commencing on October 8, 2014 (subject to Mr. Lonergan's continued employment or service on the ChiquitaFyffes Board), which award will vest in full on October 8, 2015 if the ChiquitaFyffes Transaction does not close on or before October 8, 2014. In addition, Mr. Lonergan will receive a performance stock unit award having a value at target of $2,520,000 (and threshold opportunity of 75% of target and a maximum opportunity of 125% of target) with a time-vesting period ending on October 8, 2015 and a performance period commencing on January 1, 2015 and ending on December 31, 2015. However, if the ChiquitaFyffes Transaction occurs prior to December 31, 2015, the performance goals will be deemed achieved at target and, if the transaction closes prior to October 8, 2015, the award will vest ratably over the three year period commencing on October 8, 2014 (subject to Mr. Lonergan's continued service on the ChiquitaFyffes Board). If Mr. Lonergan ceases to serve on the ChiquitaFyffes Board for certain specified reasons (such as death, disability or failure of the ChiquitaFyffes to re-nominate him for board service), then both awards will vest in full (at the target level of performance for the performance stock unit award).
Pursuant to the Amendment, if upon or following a change in control, Mr. Lonergan’s employment is terminated for any reason other than cause or disability, or Mr. Lonergan terminates his employment for good reason (as defined in the Employment Agreement), he will receive the following: (1) a lump sum payment equal to the sum of (a) the annual base salary and (b) target bonus, (2) all then-unvested equity or equity-based awards will vest as if the target level performance had been achieved, and the awards will be canceled and settled in cash and (3) the continuation of welfare benefits for twelve months following the date of termination.

2. Amendment of Executive Officer Severance Pay Plan
On September 5, 2014, the board of directors of Chiquita Brands International, Inc. ("Chiquita") approved an amendment and restatement of Chiquita’s Executive Officer Severance Pay Plan (the "Plan"). The amendment and restatement will be effective upon (and subject to) the completion of the transactions contemplated by the transaction agreement, dated March 10, 2014, among Chiquita, Fyffes plc ("Fyffes"), Twombly One Limited (now known as ChiquitaFyffes Limited), CBII Holding Corporation and Chicago Merger Sub, Inc.
The amendment and restatement of the Plan was permitted under the transaction agreement and was done for the purpose of providing, on a temporary basis, severance protection to certain Chiquita executive officers during the one year period following completion of the transaction that is comparable to the severance protection to be provided during that period to Mr. Thomas Murphy under the offer letter to Mr. Murphy (described more fully at pages 107-108 of Amendment No. 5 of Form S-4 (File No. 333-195564) filed by ChiquitaFyffes Limited with the Securities and Exchange Commission on July 24, 2014 and declared effective July 25, 2014) and that would have been applicable under the CIC Agreements (discussed below) in the event that the transaction had constituted a change in control, as defined in those agreements.
Prior to the amendment and restatement, the Plan generally provided the following benefits upon a qualifying termination of employment (i.e., a termination by Chiquita without cause or by the executive for "good reason" (such as a relocation or certain compensation reductions)): a severance payment equal to the sum of the executive officer’s then-current annual base salary and target annual incentive; a pro rata annual incentive based on the applicable target incentive opportunity; twelve months of continuation of health care benefits; outplacement services and one additional year of vesting of stock options and time-vesting restricted stock units.
The amended and restated Plan (which will be assumed by ChiquitaFyffes upon the completion of the transaction) provides that if the employment of Kevin Holland, James Thompson or Manuel Rodriguez is terminated during the one-year period commencing on the completion date under circumstances which would entitle the executive to severance benefits under the Plan, then the executive would be entitled to severance in an amount equal to two times the sum of the executive's annual base salary and annual incentive target for the year of termination; a pro-rated annual incentive bonus for the period worked during the year of termination; vesting of all unvested equity awards (with options generally remaining exercisable for one year); outplacement services; reimbursement of legal fees in the event of a dispute; relocation expenses if the executive was abroad on a temporary assignment; accelerated employer contribution to retirement plans for year of termination; and full vesting of employer contributions to retirement plans (or a cash payment in lieu of such contributions or unvested amounts in the event that the contribution or vesting cannot be accomplished under law or the terms of the applicable plan).
The following chart summarizes the approximate value of the payments and benefits each of Messrs. Holland, Thompson and Rodriguez would receive if his employment were to be terminated during the one year period following completion of the Chiquita and Fyffes combination under circumstances where the executive becomes entitled to the enhanced severance payments and benefits described above:

Name	Value of Potential Severance Payments and Benefits Under Amended and Restated Executive Officer Severance Pay Plan*
Kevin R. Holland	$2,689,923
Manuel Rodriguez	$1,542,070
James E. Thompson	$2,586,639
*Value of equity awards based on a price per share of $10.85; assumed termination date of June 30, 2014.
After the initial one year period following the completion, the level of benefits payable under the Plan will revert to the level that was in place prior to the amendment and restatement, except that the Chief Executive Officer will be eligible to participate in the Plan and the severance payable to the Chief Executive Officer will be equal to two times the sum of the Chief Executive Officer’s then-current annual base salary and target annual incentive. Following the completion, the Plan may be amended to reduce benefits thereunder upon six months prior notice to the affected executives.
3. Change in Control Severance Agreements
Chiquita has entered into Change in Control Severance Agreements (the "CIC Agreements") with named executive officers who had similar agreements that had expired. The material terms of the CIC Agreements are the same as the prior form of Agreement filed as Exhibit 10.6 to our 10-Q for the quarter ended September 30, 2010, and summarized in our proxy statement for the 2014 annual meeting. The new CIC Agreements provide for the vesting of performance-based stock awards upon a qualifying termination of employment following a change in control to 100% of target, which treatment is consistent with the terms of the Company’s Stock and Incentive Plan. Severance pay plans that contain change in control severance provisions are also in place for other eligible non-executive employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2014
CHIQUITA BRANDS INTERNATIONAL, INC.

By:      /s/ James E. Thompson
    James E. Thompson Executive Vice President,
General Counsel and Secretary

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